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                                                                      EXHIBIT 21

                              LA-MAN CORPORATION
                                 SUBSIDIARIES



LA-MAN CORPORATION (Nevada)

  Ad Art Electronic Sign Corporation (Florida)
  (f/k/a/ Ad Art Displays, Inc., which was f/k/a Displays Acquisitions Corp.)

        E.S.C. of Nevada, Inc. (Nevada)

  Certified Maintenance Services, Inc. (Florida)

  Don Bell Industries, Inc. (Florida)

        Don Bell Industries of Nevada, Inc. (Nevada)

  J.M. Stewart Manufacturing, Inc. (Florida)

  Nevada SEMCO, Inc. (Nevada)

        J.M. Stewart Corporation (Florida)

        J.M. Stewart Industries, Inc. (Florida)

  Vision Trust Marketing, Inc. (Florida)